UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2016 (October 28, 2016)

Date of Report (Date of earliest event reported)

Alcoa Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 518-5400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the separation of Alcoa Inc. (now known as Arconic Inc.) into two independent, publicly traded companies, Alcoa Corporation, formerly known as Alcoa Upstream Corporation (the “Company”), filed an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of Delaware on October 28, 2016, which became effective as of 11:59 p.m. on October 31, 2016 (the “Effective Time”). The Company also amended and restated its Bylaws (the “Amended and Restated Bylaws”), effective as of the Effective Time. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Company’s information statement, dated October 17, 2016 (the “Information Statement”), which is included as Exhibit 99.1 to this Current Report on Form 8-K, under the section entitled “Description of Alcoa Corporation Capital Stock.” This description is incorporated by reference into this Item 5.03. The foregoing descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are not complete and are subject to, and qualified in their entirety by reference to, the full text thereof, which are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Alcoa Corporation.

3.2	Amended and Restated Bylaws of Alcoa Corporation.

99.1	Information Statement of Alcoa Corporation (formerly known as Alcoa Upstream Corporation), dated October 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alcoa Corporation

Date: November 3, 2016	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Alcoa Corporation.

3.2	Amended and Restated Bylaws of Alcoa Corporation.

99.1	Information Statement of Alcoa Corporation (formerly known as Alcoa Upstream Corporation), dated October 17, 2016.